POW! ENTERTAINMENT CONTINUES TO EXPAND GLOBALLY
WITH NEW PRODUCTION & LIVE EVENT PARTNERSHIPS

BEVERLY HILLS, CA - JULY 11, 2012 – POW! Entertainment (OTCQB: POWN) (Company), the media and entertainment company founded by comic legend Stan Lee, today announced its continued growth of the business with a number of key partnership signings domestically as well as an expansion into international markets such as Asia. Adding to the firm’s 2012 slate, Stan Lee and POW! Entertainment’s joint ventures in Asia and in the live events industry opens up new licensing and revenue opportunities for the company alongside its franchises in motion pictures, television programming, merchandising and video games.

Gill Champion, president/CEO of POW! Entertainment said, “POW! has been incredibly busy working with best-in-class partners to expand both Stan Lee’s brand and the company’s multiplatform business into new sectors and markets like Asia. From Stan Lee’s World of Heroes channel to The Annihilator, we are thrilled at the continued creative innovation and revenue opportunities we’ve seen so far this year.”

POW! Entertainment’s partnership announcements include:

Stan Lee’s World of Heroes: In partnership with Vuguru and YouTube, the premium channel offers millions of superhero fans globally a whole new world of scripted and unscripted shows, characters and stories to enjoy. An official announcement and more channel launch details will be made in the run up to this year’s International Comic-Con event in San Diego, California.

The Annihilator: Recently announced at the Shanghai International Film Festival, the Dan Gilroy (The Bourne Legacy, Real Steel) scripted feature film received funding from the state-run National Film Capital (NFC), a Beijing-based entertainment industry fund management company. The Annihilator is a brand new Chinese superhero franchise for the global market, and a project that marks POW! Entertainment’s move into the Chinese market with Magic Storm Entertainment.

Stan Lee's Comikaze Expo, Presented by POW! Entertainment: Stan Lee’s Comikaze Expo, presented by POW! Entertainment, has teamed up with Advanstar, one of the world's largest producers of trade shows and events, as a strategic and operating partner to expand the Comikaze show and brand globally. Hosted at the Los Angeles Convention Center, the inaugural event drew in over 35,000 and 300 exhibitors in 2011 and earned positive reviews from media, customers and industry insiders alike (www.Comikaze.Expo.com).

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Phone (310) 275-9933 Fax (310) 285-9955

The Retaliator: Two Lefts Don’t Make a Right Productions has teamed up with Stan Lee and POW! Entertainment to create a new superhero franchise, to be written by Jim Hart and Jake Hart. Chosen by the Ancients and awarded the powers of the elements, The Retaliator, one of Stan’s most unique superheroes, a once ordinary man, must protect the Earth against those who abuse and destroy the ecosystem.

Yin And Yang: The Battle of Tao: POW! Entertainment is currently developing a live action, interactive musical adventure that will mix cutting edge holographic technology with special effects and great story for a major Macau casino.

About POW! Entertainment

POW! Entertainment, Inc. (OTCQB: POWN), a multi-media entertainment company, was founded by noted comic book writer Stan Lee, together with award-winning producer Gill Champion and the late intellectual property specialist Arthur Lieberman. POW!’s principals have extensive backgrounds in the creation and production of original intellectual properties, including some of the most successful entertainment franchises of all time. POW! is utilizing Stan Lee’s historical background by perpetuating his legacy while creating and developing all new live-action films, television, digital games, merchandising, licensing and related ancillary markets, all of which contribute to global expansion. POW! partners with third parties and strategic alliances, including studios and networks, in the production and distribution of new POW! character franchises.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Some of the statements in this Press Release are forward-looking statements about what may happen in the future. Forward-looking statements include statements regarding our current beliefs, goals, and expectations about matters such as our expected financial position and operating results, our business strategy, and our financing plans. The forward-looking statements in this Press Release are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. Any forward-looking statements in this Press Release are made only as of the date hereof and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this Press Release to reflect subsequent events or circumstances.

For POW! Entertainment / Stan Lee

Jennie Kong

Email: jennie@miller-pr.com

Tel. 323-761-7220

9440 Santa Monica Boulevard, Suite 620, Beverly Hills, CA 90210

Phone (310) 275-9933 Fax (310) 285-9955